UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2016

STEEL PARTNERS HOLDINGS L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35493	13-3727655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 32nd Floor, New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 520-2300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2016, SL Montevideo Technology, Inc. (“SMTI”), a Minnesota corporation and an indirect wholly-owned subsidiary of Handy & Harman Ltd., a Delaware corporation (“HNH”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Hamilton Sundstrand Corporation, a Delaware corporation (“Hamilton”). HNH is a majority owned subsidiary of Steel Partners Holdings L.P., a Delaware limited partnership (the “Company”). Pursuant to the Purchase Agreement, SMTI acquired from Hamilton certain assets of its Electromagnetic Enterprise division used or useful in the design, development, manufacture, marketing, service, distribution, repair, and sale of electric motors, starters and generators for certain commercial applications, including for use in commercial hybrid electric vehicles and refrigeration and in the aerospace and defense sectors (the “Business”). SMTI purchased the acquired assets for $64.5 million in cash and assumption of certain ordinary course business liabilities, subject to adjustments related to working capital at closing and quality of earnings of the Business for the period of January 1, 2016 to June 30, 2016, each as provided in the Purchase Agreement (the “Sale”). The Purchase Agreement contains customary representations, warranties and covenants that were made by the parties to each other as of specific dates and to evidence their agreement on various matters. Subject to certain limitations, SMTI and Hamilton have each agreed to indemnify the other for breaches of those representations, warranties and covenants and other specified matters. In addition, the Purchase Agreement includes a guarantee by Hamilton of a minimum level of product purchases from SMTI by an affiliate of Hamilton for calendar years 2017, 2018 and 2019, in exchange for compliance by SMTI with certain operating covenants.

The representations, warranties, covenants and disclosures in the Purchase Agreement were made solely for purposes of the Purchase Agreement and may be subject to exceptions and qualifications contained in separate disclosure schedules (which are omitted from this filing), may represent the parties’ risk allocation in the Sale and may be qualified by contractual standards of materiality that differ from what may be viewed as material for securities law purposes. Accordingly, the representations, warranties, covenants and disclosures in the Purchase Agreement are not necessarily characterizations of the actual state of facts about SMTI, Hamilton or any of their respective subsidiaries or affiliates at the time they were made or otherwise and should only be read in conjunction with the other information that HNH makes publicly available in reports, statements and other documents filed with the United States Securities and Exchange Commission (the “SEC”).

The foregoing description of the Purchase Agreement is a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and the information contained therein is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information contained under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. On September 30, 2016, SMTI and Hamilton completed the Sale.

Item 8.01 Other Events.

On October 3, 2016, HNH issued a press release announcing the entry by SMTI and Hamilton into the Purchase Agreement and completion of the Sale. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K, and the information contained therein is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

The Company is currently evaluating the significance of the Sale with respect to the filing requirements under Items 9.01(a) and 9.01(b) of Form 8-K. The Company expects audited financial statements pertaining to the Business to be available in December 2016, which information is necessary to enable the Company to make a definitive determination.

(d)	Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated September 30, 2016 by and between SL Montevideo Technology, Inc. and Hamilton Sundstrand Corporation* (filed herewith)
99.1	Press Release of Handy & Harman Ltd., dated October 3, 2016 (filed herewith)

*The schedules and exhibits to the Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally a copy of any such schedules and exhibits to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 5, 2016	STEEL PARTNERS HOLDINGS L.P.

	By:	Steel Partners Holdings GP Inc.
Its General Partner

	By:	/s/ Douglas B. Woodworth
Douglas B. Woodworth
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated September 30, 2016 by and between SL Montevideo Technology, Inc. and Hamilton Sundstrand Corporation* (filed herewith)
99.1	Press Release of Handy & Harman Ltd., dated October 3, 2016 (filed herewith)

*The schedules and exhibits to the Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally a copy of any such schedules and exhibits to the SEC upon request.